Exhibit 10.2

PREFERRED STOCK CONVERSION AGREEMENT

This PREFERRED STOCK CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of October 16, 2020 by and between Helix Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned securityholder of the Company (the “Securityholder”).

RECITALS

WHEREAS, the Company, Forian Inc., a Delaware corporation (“Parent”), and DNA Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into that certain Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of October 16, 2020, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly owned subsidiary of Parent on the terms, and subject to the conditions, set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Securityholder is the beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of the number of shares of Company Preferred Stock (as defined in the Merger Agreement) set forth opposite the Securityholder’s name on Schedule I hereto (such shares of Company Preferred Stock, together with any other shares of Company Preferred Stock, the power to dispose of or the voting power over which is acquired by a Securityholder after the date of this Agreement, the “Subject Shares”); and

WHEREAS, as a condition to and as an inducement to Parent’s and Merger Sub’s willingness to consummate the Merger and the other transactions set forth in the Merger Agreement, the Securityholder has agreed to enter into this Agreement and to convert its shares of Company Preferred Stock as described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article 1
DEFINITIONS

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Article 2
CONVERSION OF COMPANY PREFERRED STOCK

Other than as provided in this Article 2, the Securityholder will not convert or elect to convert, all or in part, any shares of Company Preferred Stock into shares of Company Common Stock. Notwithstanding anything to the contrary in the Company’s organization documents or any Contract relating to such Securityholder’s shares of Company Preferred Stock to the contrary, effective as of the time that is immediately prior to the Effective Time, (a) each share of Company Preferred Stock held by the Securityholder shall automatically convert into 1.046 shares of Company Common Stock and (b) each such share of Company Preferred Stock shall deemed to be cancelled on the books and records of the Company and shall cease to be outstanding. The Securityholder releases Parent, Merger Sub, the Company and the Surviving Corporation from any and all claims related to such Securityholder’s shares of Company Preferred Stock upon their conversion as set forth in this Article 2.

Article 3
NO Transfer of Subject SHARES

Section 3.1 For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Constructive Sale” means, with respect to any of the Subject Shares, a short sale with respect to any of such Subject Shares, entering into or acquiring an offsetting derivative contract with respect to any of such Subject Shares, entering into or acquiring a future or forward contract to deliver any of such Subject Shares, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of any of such Subject Shares.

(b) “Transfer” means, with respect to any of the Subject Shares, the direct or indirect assignment, sale, transfer, assignment, tender (into a tender offer, exchange offer or otherwise), pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, placement in trust, or the Constructive Sale or other disposition (including by merger or any other conversion into securities or other consideration) of any of such Subject Shares (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of any of such Subject Shares, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

Section 3.2 Except as otherwise expressly permitted by this Agreement, the Securityholder hereby agrees that, prior to the termination of this Agreement in accordance with Article 7, such Securityholder shall not:

(a) cause or permit, or commit or agree to cause or permit, any Transfer of any of the Subject Shares or take any other action that would in any way delay, restrict, limit or interfere with the performance of such Securityholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement;

(b) deposit, or permit the deposit of, or act in concert with any Person to deposit, any of the Subject Shares in a voting trust, grant any proxy or power of attorney in respect of any of the Subject Shares, enter into any voting agreement or similar arrangement, commitment or understanding with respect to any of the Subject Shares or otherwise commit or suffer any act that could restrict or affect the Securityholder’s legal power or right to vote, or exercise a written consent with respect to, any of the Subject Shares;

(c) acquire, offer or propose to acquire or agree to acquire, directly or indirectly, any additional securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) of the Company;

(d) form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any Persons with respect to any securities of the Company;

(e) act in concert with any person to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Capital Stock in connection with any vote or other action with respect to a business combination transaction, other than to recommend that stockholders of the Company vote in favor of adoption of the Merger Agreement and any proposal or action in respect of which approval of the Company’s stockholders is requested that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement; or

(f) commit or agree to take any of the foregoing actions.

Section 3.3 Any Transfer or other action taken or effected in violation of this Article 3 shall, to the fullest extent permitted by Law, be void ab initio and of no force or effect, and the Company may decline to give effect to such transfer in its books and records and those of its agents.

Article 4
ADDITIONAL COVENANTS OF THE SECURITYHOLDER

Section 4.1 General Covenants. The Securityholder shall not: (a) enter into any Contract with any Person or take any other action that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the representations, warranties, covenants and obligations of the Securityholder under this Agreement or that would make any representation or warranty of the Securityholder contained in this Agreement untrue or incorrect; or (b) take any action that would restrict, impair or otherwise affect the Securityholder’s legal power, authority and obligation to comply with and to timely perform the Securityholder’s covenants and obligations under this Agreement. The Securityholder further agrees that it shall use its commercially reasonable efforts to cooperate with Parent, the Company and their respective Subsidiaries to effect the transactions contemplated hereby and the Merger Agreement.

Section 4.2 Confidentiality. The Securityholder agrees, and agrees to cause its Covered Persons to and to instruct and cause its and their Representatives to, keep confidential all nonpublic information in their possession regarding Parent, Company and their respective Subsidiaries (including MOR in the case of Parent) to the extent such nonpublic information is in their possession (the “Confidential Information”); provided, however, that the Securityholder, its Affiliates and its and their respective Representatives shall not be required to maintain as confidential any Confidential Information that (a) becomes generally available to the public other than as a result of disclosure (x) by such Person or (y) to the knowledge of such Person, in violation of an obligation or duty of confidentiality to the Company, or (b) such Person is required pursuant to the terms of a valid order issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction or any applicable Law to disclose to such Governmental Entity (provided, that with respect to this clause (b), such Person shall (i) to the extent legally permissible, prior to the disclosing of any Confidential Information, provide the Company and Parent with prompt notice of such order and provide commercially reasonable assistance and cooperation with all efforts of Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries (including MOR) in obtaining a protective order or other remedy and (ii) disclose such Confidential Information only to the extent required, upon advice of counsel, by such order or Law and use commercially reasonable efforts to ensure that such Confidential Information is accorded confidential treatment.

Section 4.3 Communications. Unless required by applicable Law, including the Exchange Act and the rules and regulations promulgated thereunder, the Securityholder shall not, and the Securityholder shall cause its Affiliates and its and their Representatives not to, make any press release, public announcement or other communication with respect to the business or affairs of Parent, the Company or any of their respective Subsidiaries (including MOR in the case of Parent), including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of the Company and Parent. The Securityholder hereby (a) consents to and authorizes the publication and disclosure by Parent, the Company and their respective Affiliates and Representatives of such Securityholder’s identity and holding of Subject Shares, and the nature of such Securityholder’s commitments, arrangements and understandings under this Agreement in any public disclosure document required by applicable Law in connection with the Merger or any other transactions contemplated by the Merger Agreement or any other information required to be disclosed by applicable Law and (b) shall as promptly as practicable notify the Company and Parent of any required corrections with respect to any information supplied by such Securityholder specifically for use in any such disclosure document.

Section 4.4 Further Assurances. From time to time, at the reasonable request of the Company or Parent and without further consideration, the Securityholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to comply with its obligations under this Agreement.

Article 5
REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDER

The Securityholder hereby represents and warrants to the Company as of the date of this Agreement and as of the effective time of the conversion of the Subject Shares pursuant to Article 2 as follows:

Section 5.1 Power; Due Authorization; Binding Agreement. Such Securityholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by such Securityholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership or other applicable action on the part of such Securityholder, and no other proceedings on the part of such Securityholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Securityholder and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of such Securityholder, enforceable against such Securityholder in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (b) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 5.2 Ownership of Subject Shares. (a) Such Securityholder is the sole record and beneficial owner of, and has good, valid and marketable title to, the Subject Shares, (b) such Securityholder has sole voting power, and sole power of disposition, with respect to all of the Subject Shares, (c) the Subject Shares are all of the shares of Company Preferred Stock that are owned, either of record or beneficially, by such Securityholder and its Affiliates, (d) the Subject Shares are free and clear of all Liens, other than any Liens created by this Agreement, the underlying agreements pursuant to which such Subject Shares were issued or as imposed by applicable securities Laws and (e) such Securityholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Subject Shares.

Section 5.3 No Conflict. The execution and delivery of this Agreement by such Securityholder does not, and the performance of the terms of this Agreement by such Securityholder will not, (a) require the consent or approval of, or any filing with, any other Person or Governmental Entity, (b) conflict with or violate any organizational document of such Securityholder, (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on, any of the Subject Shares pursuant to, any Contract to which such Securityholder is a party or by which such Securityholder or any of the Subject Shares are bound or (d) violate any Law applicable to such Securityholder or any of its assets (including the Subject Shares).

Section 5.4 No Actions or Proceedings. There are no (a) actions, suits, claims, litigations, investigations, inquiries or proceedings commenced pending or, to the knowledge of such Securityholder, threatened against such Securityholder or any of its assets or (b) outstanding Orders to which such Securityholder or any of its assets are subject or bound, in each case, which could reasonably be expect to, individually or in the aggregate, prevent, materially delay or impair in any material respect such Securityholder’s ability to perform its obligations under this Agreement.

Section 5.5 Reliance by Parent and Merger Sub. Such Securityholder understands and acknowledges that Parent and Merger Sub have entered into the Merger Agreement in reliance upon such Securityholder’s execution, delivery and performance of this Agreement.

Section 5.6 Adequate Information. Such Securityholder is a sophisticated investor and has adequate information concerning the business and financial condition of Parent, MOR and the Company to make an informed decision regarding the Merger and has independently and without reliance upon Parent, MOR or the Company and based on such information as such Securityholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Securityholder acknowledges that neither Parent, MOR nor any of their respective Subsidiaries or Representatives has made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Securityholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Securityholder are irrevocable.

Section 5.7 No Brokers. Such Securityholder has not employed any investment banker, broker or finder in connection with the transactions contemplated by the Merger Agreement who is entitled to any fee or any commission from Parent or the Company or any of their respective Subsidiaries in connection with or upon consummation of the Merger or any other transaction contemplated by the Merger Agreement.

Article 6
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Securityholder as of the date of this Agreement and as of the effective time of the conversion of the Subject Shares pursuant to Article 2 as follows:

Section 6.1 Power; Due Authorization; Binding Agreement. The Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other applicable action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery hereof by the Securityholder, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (b) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 6.2 No Conflict. The execution and delivery of this Agreement by the Company does not, and the performance of the terms of this Agreement by the Company will not, (a) require the consent or approval of, or any filing with, any other Person or Governmental Entity, (b) conflict with or violate any organizational document of the Company, (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under any Contract to which the Company is a party or by which the Company is bound or (d) violate any Law applicable to the Company or any of its assets, except for any of the foregoing which would not, individually or in the aggregate, prevent, materially delay or impair in any material respect the Company’s ability to perform its obligations under this Agreement.

Article 7
TERMINATION

Notwithstanding anything to the contrary provided herein, this Agreement and any undertaking or waiver granted by the Securityholder hereunder automatically shall terminate and be of no further force or effect as of the earliest to occur of (a) such date and time at which the Subject Shares shall have been converted or otherwise terminated or cancelled, and such Securityholder no longer has any right or claim of ownership over any Subject Shares, (b) such date and time as the Merger Agreement shall be properly terminated pursuant to Article VIII of the Merger Agreement, and (c) as to the Securityholder, the mutual written agreement of the Company, Parent and such Securityholder to terminate this Agreement (the date of such earlier occurrence, the “Termination Date”); except that (i) this Article 7 and Article 8 shall survive any termination or expiration of this Agreement, (ii) any such termination shall not relieve any party from liability for any breach of its obligations hereunder prior to such termination or relieve any party from completing any obligation that arose hereunder in connection with the consummation of the transactions contemplated here, and (iii) each party will be entitled to any remedies at law or in equity to recover its losses arising from any such pre-termination breach. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

Article 8
MISCELLANEOUS

Section 8.1 Stock Splits, etc. In the event of any stock split, stock dividend or distribution, or any change in the Subject Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange or the like, the term “Subject Shares” shall be deemed to refer to and include such Subject Shares as well as all shares distributed in such stock dividends and distributions and any securities into which or for which any or all of such Subject Shares may be changed or exchanged or which are received in such transaction, and such Securityholder agrees, while this Agreement is in effect, to promptly (and in any event within twenty-four (24) hours) notify the Company and Parent of the number of any new Subject Shares, if any, acquired by such Securityholder or any of its Affiliates after the date hereof.

Section 8.2 Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger consummated.

Section 8.3 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (a) on the date of delivery if delivered personally; (b) on the date sent if sent by facsimile or electronic mail (provided, however, that notice given by facsimile or email shall not be effective unless either (i) a duplicate copy of such facsimile or email notice is promptly given by one of the other methods described in this Section 8.3 or (ii) the delivering party receives confirmation of receipt of such notice either by facsimile or email or any other method described in this Section 8.3); (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices under this Agreement shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to the Securityholder to the address on Schedule I hereto.

(b)	if to the Company, to:

Helix Technologies, Inc.

5300 DTC Parkway, Suite 300

Greenwood Village, CO 80111

Attn: Scott Ogur, CFO
Email: sogur@helixtechnologies.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
4140 Parklake Avenue, Suite 200
Raleigh, NC 27612
Attn: W. David Mannheim
Facsimile: 919-329-3799
Email: david.mannheim@nelsonmullins.com

Section 8.4 Entire Agreement. This Agreement and any exhibit, schedule or annex hereto, constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the conversion of the Subject Shares.

Section 8.5 Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except that the parties hereto expressly agree that Parent is intended to, and shall, be a third party beneficiary of the covenants and agreements of the parties hereto, which covenants and agreements shall not be amended, modified or waived without the prior written consent of Parent.

Section 8.6 Amendments and Waivers. This Agreement may only be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto and Parent, or in the case of a waiver, by the party against whom the waiver is to be effective and Parent. The foregoing notwithstanding, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the Merger and the other transactions contemplated by this Agreement is not affected in any manner materially adverse to any party or such party waives its rights under this Section 8.7 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the purposes of and the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns

Section 8.9 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CHOICE OR CONFLICTS OF LAWS OF THE STATE OF DELAWARE.

Section 8.10 Jurisdiction; Venue. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, however, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the Merger and the other transactions contemplated by this Agreement. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any Order rendered by any such court in Delaware as described herein. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the Merger or the other transactions contemplated by this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 8.11.

Section 8.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is explicitly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement. It is agreed that the parties are entitled to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 8.10, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 8.13 Interpretation. When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article, a Section or an Exhibit of or to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Annex but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$”will be deemed references to the lawful money of the U.S. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring by virtue of the authorship of any provisions of this Agreement. Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

Section 8.14 Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile or by email with .pdf attachments, all of which shall be deemed an original and considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

Securityholder

By:
Name:
Title:

[Signatures Continue On Next Page]

[Signature Page to Preferred Stock Conversion Agreement]

COMPANY

By:
Name:
Title:

[Signature Page to Preferred Stock Conversion Agreement]

SCHEDULE I

Name and Address	No. of Shares of Company Preferred Stock
sada